Exhibit 99.1

Non-GAAP financial measures

We present certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA, in various places throughout this offering memorandum.

We report our financial results in accordance with GAAP. However, our management believes that certain non-GAAP financial measures contribute to an understanding of our financial performance, provide additional analytical tools to understand our results from core operations and reveal underlying trends.  Our non-GAAP financial measures as we use them, may not be comparable to similarly titled measures used by other companies.   You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.  Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of liquidity or financial performance prepared in accordance with GAAP.

We believe that issuers of high yield securities present non-GAAP EBITDA and adjusted EBITDA because investors, analysts and rating agencies consider them useful in measuring the ability of high yield issuers to meet debt service obligations.  For the definitions and further discussion of our non-GAAP financial measures of EBITDA and adjusted EBITDA, and reconciliations to their most directly comparable financial measures presented in accordance with GAAP, see “Summary — Summary historical consolidated financial information and other data”.

Summary historical financial data of Hill-Rom

The following table sets forth the summary historical financial data of Hill-Rom as of and for the periods indicated. The summary historical consolidated financial data as of September 30, 2016 and 2015 and for the fiscal years ended September 30, 2016, 2015 and 2014 has been derived from Hill-Rom’s audited consolidated financial statements incorporated by reference in this offering memorandum. The summary historical consolidated financial data as of September 30, 2014 has been derived from Hill-Rom’s audited consolidated financial statements for such year, which are not included or incorporated by reference herein. We have derived the summary historical consolidated financial data as of December 31, 2016 and for the three months ended December 31, 2016 and 2015 from the unaudited condensed consolidated financial statements of Hill-Rom for such periods incorporated by reference into this offering memorandum, which contain all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of our financial position and results of operations for the periods presented. We derived the summary historical consolidated financial data for the twelve months ended December 31, 2016 by adding the financial data for the fiscal year ended September 30, 2016 and the three months ended December 31, 2016, and subtracting the financial data for the three months ended December 31, 2015. Operating results for the three month and twelve month periods are not necessarily indicative of results for a full fiscal year, or any other periods. The audited consolidated financial statements as of September 30, 2016 and 2015 and for the fiscal years ended September 30, 2016, 2015 and 2014 and the unaudited interim condensed consolidated financial statements as of December 31, 2016 and for the three months ended December 31, 2016 and 2015 of Hill-Rom are incorporated by reference in this offering memorandum.

This summary historical financial data of Hill-Rom is qualified in its entirety by reference to, and should be read in conjunction with, the information contained in “Capitalization”, “Selected consolidated historical financial and other data”, and “Management’s discussion and analysis of financial condition and results of operations”, included herein, as well as the audited consolidated financial statements of Hill-Rom for the fiscal years ended September 30, 2016, 2015 and 2014 and the unaudited interim condensed consolidated financial statements of Hill-Rom for the three months ended December 31, 2016 and 2015, in each case incorporated by reference in this offering memorandum.

This offering memorandum does not include any historical financial information related to Mortara or any pro forma information related to our proposed acquisition of Mortara.

Statements of consolidated income

(Dollars in millions except	Twelve months ended December 31,	Three months ended December 31,		Fiscal year ended September 30,
per share data)	2016	2016	2015	2016(1)	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)
Net Revenue
Product sales and service	$2,240.2	$541.9	$565.1	$2,263.4	$1,604.5	$1,301.4
Rental revenue	391.2	95.5	96.1	391.8	383.7	384.7
Total Revenue	2,631.4	637.4	661.2	2,655.2	1,988.2	1,686.1
Gross Profit
Product sales and service	1,065.5	253.5	242.0	1,054.0	683.3	571.2
Rental revenue	203.4	49.1	48.7	203.0	197.0	208.7
Total Gross Profit	1,268.9	302.6	290.7	1,257.0	880.3	779.9
Research and development expenses	131.9	32.0	33.6	133.5	91.8	71.9
Selling and administrative expenses	840.9	208.8	221.2	853.3	664.2	548.3
Litigation (credit) charge	—	—	—	—	—	—
Impairment of other intangibles	—	—	—	—	—	—
Special charges	38.6	5.8	7.1	39.9	41.2	37.1
Operating Profit	257.5	56.0	28.8	230.3	83.1	122.6
Other income (expense), net	(89.7)	(20.7)	(23.0)	(92.0)	(18.0)	(7.4)
Income Before Income Taxes	167.8	35.3	5.8	138.3	65.1	115.2
Income tax expense	25.8	11.8	1.5	15.5	18.3	54.6
Net Income	142.0	23.5	4.3	122.8	46.8	60.6
Less: Net loss attributable to non-controlling interests	(1.1)	(0.3)	(0.5)	(1.3)	(0.9)	—
Net Income Attributable to Common Shareholders	$143.1	$23.8	$4.8	$124.1	$47.7	$60.6
Other Financial Data:
Cash provided by (used in):
Operating activities	306.0	$71.0	$46.2	$281.2	$213.8	$210.3
Investing activities	(94.4)	(14.1)	(17.4)	(97.7)	(1,756.4)	(294.5)
Financing activities	(146.5)	(50.2)	(45.6)	(141.9)	1,642.7	63.8
Effect of exchange rate changes on cash	(7.8)	(7.2)	(1.6)	(2.2)	(6.6)	(7.7)
Capital expenditures	(88.0)	(22.4)	$(17.7)	$(83.3)	$(121.3)	$(62.7)
Adjusted EBITDA(2)	$546.8	$124.5	$120.4	$542.7	$345.0	$289.8
Other Adjusted Financial Data
Ratio of as adjusted total debt to Adjusted EBITDA(3)	4.5
Ratio of as adjusted net debt to Adjusted EBITDA(7)	4.1

Balance sheet data

	As of December 31,	As of September 30,
(Dollars in millions)	2016	2016	2015	2014
Cash and cash equivalents	$231.7	$232.2	$192.8	$99.3
Total assets	4,144.4	4,262.4	4,457.6	1,751.3
Total debt(5)	$2,140.7	$2,148.5	$2,233.2	$491.0
Shareholders’ equity	1,195.4	1,235.9	1,156.9	806.5

(1)                                 Reflects full-year results of operations of Welch Allyn, which we acquired on September 8, 2015.

(2)                                 Adjusted EBITDA and EBITDA are non-GAAP financial measures. These measurements should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA and EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We define Adjusted EBITDA as EBITDA (earnings before net interest expense, income tax expense, depreciation and amortization), as further adjusted to eliminate the impact of certain (i) non-cash items or (ii) items that we do not consider in assessing our on-going operating performance. Because it omits non-cash items, we feel that Adjusted EBITDA and EBITDA are less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect our operating performance. We believe Adjusted EBITDA and EBITDA are useful to investors in evaluating our operating performance because:

•                  securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities; and

•                  it is used by our management for internal planning purposes, including aspects of our combined operating budget and capital expenditures.

Each of Adjusted EBITDA and EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, working capital;

•                  it does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

•                  it does not reflect payments made or future requirements for income taxes;

•                  it adjusts for restructuring charges, acquisition integration charges and certain other charges or expenses that we do not consider indicative of future performance, some of which may require cash expenditures;

•                  although it reflects adjustments for factors that we do not consider indicative of future performance, we may, in the future, incur expenses similar to the adjustments reflected in our calculation of EBITDA and Adjusted EBITDA in this offering memorandum; and

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect cash requirements for such replacements.

Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

The following table presents a reconciliation from net income to EBITDA and Adjusted EBITDA.

	Twelve months ended December 31,	Three months ended December 31,		Fiscal year ended September 30,
	2016	2016	2015	2016	2015	2014
	(in millions)
Net income	$142.0	$23.5	$4.3	$122.8	$46.8	$60.6
Income tax expense	25.8	11.8	1.5	15.5	18.3	54.6
Other expense, including net interest expense(a)	89.7	20.7	23.0	92.0	18.0	7.4
Operating income	257.5	56.0	28.8	230.3	83.1	122.6
Depreciation and amortization	208.2	51.3	52.1	209.0	118.2	106.4
EBITDA	465.7	107.3	80.9	439.3	201.3	229.0
Adjustments:
Stock-based compensation(b)	23.2	5.1	5.0	23.1	25.0	18.0
Acquisition and integration costs(c)	19.1	6.0	25.8	38.9	62.8	16.3
Field corrective actions(d)	(0.9)	—	1.1	0.2	4.5	(1.7)
Special charges(e)	38.6	5.8	7.1	39.9	41.2	37.1
FDA remediation expenses(f)	—	—	—	—	3.8	4.5
Litigation charges (credits)(g)	—	—	—	—	(0.6)	—
Supplemental stock compensation charge(h)	—	—	—	—	6.1	—
Employee benefits change(i)	—	—	—	—	—	(13.4)
Net loss attributable to non-controlling interests:	1.1	0.3	0.5	1.3	0.9	—
Adjusted EBITDA(j)	$546.8	$124.5	$120.4	$542.7	$345.0	$289.8

(a)                                 Primary component is interest expense, but also includes investment earnings, transactional impacts of foreign exchange and other miscellaneous non-operating income and expense.

(b)                                 Stock-based compensation included as an adjustment to be consistent with the calculation of adjusted EBITDA in our debt instruments.

(c)                                  Acquisition and integration costs include legal and professional fees, severance, temporary labor, consulting and other costs related to the closing and integration of acquired businesses, including the write-off of inventory step-up associated with the allocation of purchase price to acquired assets.

(d)                                 Field corrective action costs relate to costs incurred to address broad-based product related matters outside of normal warranty provisions.

(e)                                  Special charges include a variety of costs associated with restructuring actions, including severance and related benefits, lease termination fees, asset write-downs and temporary labor on shutdown of operations.

(f)                                   Temporary costs incurred to address remediation of issues raised by the Food and Drug Administration in its warning letter.

(g)                                  Aggregate charges, costs or recoveries associated with litigation settlements.

(h)                                 Supplemental expense for additional shares awarded by the Compensation Committee related to the 2013 performance share grants.

(i)                                     Benefit associated with the implementation of a new paid time off program that impacted the vesting provisions with respect to the accumulation of paid time off, resulting in a net reversal of previously accrued costs.

(j)                                    Adjusted EBITDA excludes anticipated synergies related to our Welch Allyn acquisition of $7.5 million and $10 million for the LTM 12/31/16 and FY 2016 periods, respectively. While we believe we will be able to achieve these synergies, actual cost savings and synergies could differ materially from these estimates.  We cannot assure you that we will achieve the full amount of these synergies on the schedule anticipated or at all. See “Risk factors—Risks related to our business and industry—Continued successful integration of Welch Allyn with Hill-Rom, realization of estimated synergies and successful operation of the combined company are not assured”

(3)                                 Adjusted total debt is defined as our total debt after giving effect to the offering of notes made hereby.

(4)                                 Adjusted net debt is defined as total debt after giving effect to the offering of notes made hereby, less the amount of unrestricted cash and cash equivalents on our balance sheet after giving effect to the assumed use of $35.0 million in available cash balances to finance a portion of the Acquisition and related fees and expenses.

(5)                                 The balance sheet data table reflects total debt amounts on a GAAP basis, which includes a deduction for unamortized debt issuance costs. The aggregate principal amounts owed for each period, in millions, is $2,162.4, $2,171.5, $2,272.3 and $491.0, as of December 31, 2016, September 30, 2016, September 30, 2015 and September 30, 2014, respectively.